Exhibit 10.3

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is made and entered into as of this 21st day of March, 2005, at Scottsdale, Arizona, by and among, Tech Aviation Service, Inc., a Pennsylvania corporation with offices at 101 Hangar Road, Avoca, Pennsylvania 18641 ("Target"); Ronald D. Ertley, an individual residing in Dallas, Pennsylvania ("Ertley") and Frank E. Paczewski, an individual residing in Dallas, Pennsylvania ("Paczewski") (Ertley and Paczewski are collectively the "Stockholders"); and FBO Air - Wilkes-Barre, Inc., a Pennsylvania corporation with offices at 9087 East Charter Oak, Scottsdale, Arizona 85260 ("Buyer").

                                    RECITALS

      A. Target is engaged in the business of a fixed base operator at Wilkes-Barre/Scranton International Airport;

      B. Buyer and Stockholders are parties to that certain Agreement for Sale of Capital Stock dated October 15, 2004 ("Agreement for Sale of Capital Stock") which is being superceded by this Agreement;

      C. Buyer desires to purchase all of Target's outstanding capital stock on the terms and conditions set forth in this Agreement, following which Target would become a wholly-owned subsidiary of Buyer.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

      In addition to all other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

      1.1 Actual Knowledge. "Actual knowledge", "have no actual knowledge of," "do not actually know of" and similar phrases shall mean (i) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person, and (ii) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by any stockholder, director or executive officer of such entity.

      1.2 Affiliate. "Affiliate" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person.

      1.3 Best Knowledge. "Best knowledge", "have no knowledge of", "do not know of" or "to the knowledge of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any stockholder, director or executive officer of such entity after diligent investigation and inquiry.

                                                                    Exhibit 10.3


      1.4 Closing Date. "Closing Date" shall be the date the transactions contemplated hereby is consummated, as set forth in Section 2.2 of this Agreement.

      1.5 Confidential Information. "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

      1.6 Environmental Laws. "Environmental Laws" shall mean any laws or regulations pertaining to health or the environment, as in effect on the date hereof and the Closing Date, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.), as amended (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq., as amended), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, applicable to Target's assets or operations that relate to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to Target's assets or operations.

      1.7 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.8 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.9 Financial Statements. "Financial Statements" shall mean Target's income statements and balance sheet furnished to Buyer as contemplated in
Section 3.10 hereof.

      1.10 Guaranty. "Guaranty" shall have the meaning set forth in Section 10.2(j).

      1.11 Hazardous Materials. "Hazardous Materials" shall mean and include ethylene oxide, any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance or pollutant as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Hazardous Materials Transportation Act or any other foreign, federal, state or local law, regulation, ordinance, rule or by-law, whether existing as of the date hereof, previously enforced or subsequently enacted pertaining to environmental or health and safety matters.

                                                                    Exhibit 10.3


      1.12 Intellectual  Property.  "Intellectual  Property" shall be defined as
(a) all know-how, show-how, confidential or proprietary information, trade secrets, designs, processes, computer software or databases, research in progress, inventions or invention disclosures (whether patentable or unpatentable) and drawings, schematics, blueprints, flow sheets, designs and models ("Trade Secrets"); (b) all copyrights, copyright registrations, copyrights mask works and copyright applications (the "Copyrights"); (c) all patents, patent applications, patents pending, patent disclosures on inventions and all patents issued upon said patent applications or based upon such disclosures (the "Patents"); and (d) all registered and unregistered trade names, trademarks, service marks, product designations, corporate names, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof (the "Trademarks").

      1.13 Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.14 Internal Revenue Service. "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

      1.15 Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect on the applicable party's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, in consideration of all relevant facts and circumstances.

      1.16 Minority Option. "Minority Option" shall mean the option to acquire the Minority Shares held by the Stockholders.

      1.17 Minority Shares. "Minority Shares" shall mean the Target Capital Stock owned by the Minority Stockholder as of the Effective Date.

      1.18 Minority Stockholder. "Minority Stockholder" shall mean Robert Jenkins, who as of the Effective Date is the owner of ten percent (10%) of the Target Capital Stock.

      1.19 Noncompetition Agreement. "Noncompetition Agreement" shall have the meaning set forth in Section 10.1(m).

      1.20 Ordinary Course of Business. "Ordinary Course of Business" shall mean the usual and customary way in which the applicable party has conducted its business in the past.

      1.21  Person.  "Person"  shall  mean  any  natural  person,   corporation,
partnership, joint venture, limited liability company, association, group, organization or other entity.

      1.22 Promissory Notes. "Promissory Notes" shall have the meaning set forth in Section 10.2(h).

      1.23 Purchase Price.  "Purchase Price" shall have the meaning set forth in
Section 2.1 hereof.

                                                                    Exhibit 10.3


      1.24 Release. "Release" shall mean the Release in the form attached hereto as Exhibit 1.24 to be executed by each of the Stockholders and the Minority Stockholder.

      1.25 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      1.26 Security Agreement. "Security Agreement" shall have the meaning set forth in Section 10.2(i).

      1.27 SEC. "SEC" shall mean the United States Securities and Exchange Commission.

      1.28 Stockholder Employment Agreement. "Stockholder Employment Agreement" shall have the meaning ascribed to it in Section 10.1(l).

      1.29 Target Balance Sheet. "Target Balance Sheet" shall mean that audited balance sheet of Target as of June 30, 2004 furnished to Buyer as contemplated in Section 3.10 hereof.

      1.30 Target Balance Sheet Date. "Target Balance Sheet Date" shall mean June 30, 2004. 1.31 Target Capital Stock. "Target Capital Stock" shall mean the shares of capital stock of Target, which are authorized, issued and outstanding as of the Closing Date.

      1.32 Target Disclosure Schedules. "Target Disclosure Schedules" shall mean the schedules of exceptions and other disclosures attached hereto as of the date hereof or otherwise delivered by Target and the Stockholders to Buyer as such may be amended or supplemented from time to time pursuant to the provisions hereof.

      1.33 Target Options. "Target Options" shall mean the options for shares of Target Capital Stock which are authorized, issued and outstanding as of the date of this Agreement whether vested or not.

      1.34 Tax Returns. "Tax Returns" shall include all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

                                   ARTICLE 2
                           PURCHASE AND SALE OF SHARES

      2.1 Purchase and Sale of Target Capital Stock. Upon the terms and conditions set forth herein, the Stockholders shall sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer shall purchase from the Stockholders, all outstanding shares of Target Capital Stock for an aggregate purchase price of Two Million Dollars ($2,000,000), less the aggregate amount of all fees and expenses shown on the invoices delivered by Target pursuant to Section 10.1(n) (the "Purchase Price").

                                                                    Exhibit 10.3


      2.2 Closing. The Closing of the transactions contemplated herein shall take place on such date as mutually agreed by the parties hereto. At the Closing, Buyer and the Stockholders shall cause the following to occur:

            (a) Stock Certificates. Each Stockholder shall deliver to Buyer stock certificates evidencing such Stockholder's shares of Target Capital Stock as set forth on Schedule 3.2, free and clear of any and all liens or encumbrances of any and every nature whatsoever, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with evidence of payment of applicable stock transfer taxes and any other documents and instruments satisfactory in form and substance to Buyer and its counsel, as shall be necessary or appropriate to warrant and vest in Buyer good and marketable right, title and interest in and to all such Stockholder's shares of Target Capital Stock. Additionally, the Stockholders shall deliver to Buyer an Affidavit of Lost Share Certificate and an Assignment Separate from Certificate for the Minority Shares as set forth on Schedule 3.3, free and clear of any and all liens or encumbrances of any and every nature whatsoever, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with evidence of payment of applicable stock transfer taxes and any other documents and instruments satisfactory in form and substance to Buyer and its counsel, as shall be necessary or appropriate to warrant and vest in the Stockholders good and marketable right, title and interest in and to the Minority Stockholder's shares of Target Capital Stock prior to the Closing Date and to allow the Stockholders deliver to Buyer ownership of all of the Target Capital Stock, free and clear of any and all liens or encumbrances of any and every nature whatsoever, as required herein.

            (b) Purchase Price. Against delivery of such certificates evidencing all outstanding shares of Target Capital Stock as described in Schedules 3.2 and 3.3, Buyer shall deliver the Purchase Price, as follows:

                  (i) Stockholders acknowledge the receipt from Buyer of Ten Thousand Dollars ($10,000) under the Agreement for Sale of Capital Stock which amount will be applied fully towards the Purchase Price; and

                  (ii) The aggregate amount of One Million Nine Hundred Ninety Thousand Dollars ($1,990,000), less the aggregate amount of all fees and expenses shown on the invoices delivered by Target pursuant to Section 10.1(n), shall be paid by wire transfer or check pro-rata to the Stockholders in accordance with the Stockholders' percentage ownership of all outstanding shares of Target Capital Stock.

            (c) Other Actions and Deliveries. Prior to or at the Closing, each of the Stockholders, Target, and Buyer shall take all such other actions required to be taken, and deliver all other documents, certificates, and other items required to be delivered, on its part, including without limitation, delivering the documents and satisfying the conditions set forth in ARTICLE 8 through ARTICLE 10. All such documents and instruments delivered to any party pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such party and its counsel.

                                                                    Exhibit 10.3


                                   ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF TARGET AND THE STOCKHOLDERS

Target and the Stockholders, jointly and severally, represent and warrant to Buyer that, except as may be set forth in the Target Disclosure Schedules, the following are true and correct as of the date hereof:

      3.1 Organization and Good Standing; Qualification. Target is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and in New York State, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Target is not duly qualified and licensed to do business in any other jurisdiction. Target does not have any assets, employees or offices in any state other than the state of its organization. Target has no subsidiaries.

      3.2 Capitalization. A full and complete description of the Target Capital Stock and all Target Options and a full and complete description of the record and beneficial ownership thereof, is set forth in the Target Disclosure Schedules, and no person is entitled to any Target Capital Stock or Target Options, or has any right to receive any Target Capital or Target Options, except as described therein. The Stockholders, as of the Effective Date, own ninety percent (90%) of the Target Capital Stock, and will, following exercise of the Minority Option as required herein, own all of the Target Capital Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and except as set forth on the Target Disclosure Schedules, any shareholders' agreements. Each outstanding share of Target Capital Stock has been legally and validly issued and is fully paid and nonassessable. No shares of Target Capital Stock are owned by Target in treasury. No shares of Target Capital Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Target's stockholders, including, but not limited to, the Minority Stockholder. Target has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

      3.3 Minority Stockholder.

            (a) The Minority Stockholder, as of the Effective Date, owns the Minority Shares representing ten percent (10%) of the Target Capital Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies except for the Minority Option. The Minority Option, the Affidavit of Lost Share Certificate, the Assignment Separate from Certificate, and the Release, and the consummation of the transactions contemplated thereby, have been duly executed and delivered by the Minority Stockholder and constitute the legal, valid and binding obligations of the Minority Stockholder enforceable against the Minority Stockholder in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Except for the Minority Shares which are subject to the Minority Option, the Minority Stockholder is not entitled to any other Target Capital Stock or Target Options, and does not have any other right to receive any Target Capital or Target Options. To the best knowledge of Target and the Stockholders, the Minority Stockholder has legal capacity to enter into and perform each of the Minority Option, the Affidavit of Lost Share Certificate, the Assignment Separate from Certificate, and the Release.

                                                                    Exhibit 10.3


            (b) To the best knowledge of Target and the Stockholders, neither the execution, delivery or performance of the Affidavit of Lost Share Certificate, the Assignment Separate from Certificate, and the Release, nor the consummation of the transactions contemplated thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Minority Stockholder is bound or to which any of his shares of Target Capital Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his shares of Target Capital Stock, except for the encumbrance created by the Minority Option; or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, by which he or his shares of Target Capital Stock are bound.

            (c) To the best knowledge of Target and the Stockholders, neither the Minority Stockholder nor his or her spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of Target or any organization that has a material contract or arrangement with Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Exchange Act. To the best knowledge of Target and the Stockholders, the Minority Stockholder does not own directly or indirectly any interests or have any investment in any person that is a competitor of Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Exchange Act.

      3.4 Transactions in Capital Stock. Target has not acquired any Target Capital Stock. Except as described in the Target Disclosure Schedules, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Target, and no option, warrant, call, conversion right or commitment of any kind exists which obligates Target to issue any of its authorized but unissued capital stock. Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

      3.5 Continuity of Business Enterprise. There has not been any sale, distribution or spin-off of significant assets of Target or any of its Affiliates other than in the Ordinary Course of Business within the two years preceding the date of this Agreement.

      3.6 Corporate Records. The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of Target that have been delivered or made available to Buyer are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Target, copies of which have been delivered or made available to Buyer, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Target since its formation.

                                                                    Exhibit 10.3


      3.7 Authorization and Validity. Upon the execution and delivery by Target and the Stockholders of this Agreement and the other agreements contemplated hereby, and upon execution and delivery of such documents by Buyer, as required, this Agreement and the other agreements contemplated hereby will constitute the legal, valid, and binding obligations of Target and the Stockholders, enforceable against Target and the Stockholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Target and the Stockholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the and the other agreements contemplated hereby and to perform their obligations under this Agreement and the other agreements contemplated hereby.

      3.8 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Target,
(b) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, right of first refusal, non-competition agreement or other instrument under which Target is bound or to which any of the assets of Target are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of Target or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

      3.9 Governmental Authorities; Third Party Consents. Target is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby or thereby, and no approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Target in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby.

      3.10 Financial Statements. Target has furnished to Buyer an unaudited balance sheet dated as of June 30, 2004 (the "Target Balance Sheet" and the date thereof shall be referred to as the "Target Balance Sheet Date") and unaudited income statements for the periods ended December 31, 2002 and December 31, 2003 and for the partial period ended October 31, 2004 (such tax returns and the Target Balance Sheet, collectively, the "Financial Statements"). A copy of the Target Balance Sheet is included in the Target Disclosure Schedules. The Financial Statements fairly and accurately present the financial condition and results of operations of Target as of the dates and for the periods indicated and have been prepared using generally accepted accounting principles, applied on a consistent basis with prior periods, except as otherwise indicated in the Financial Statements.

      3.11 Liabilities and Obligations. The Target Balance Sheet accurately reflects all liabilities of Target, accrued, contingent or otherwise that would be required to be reflected on a balance sheet, or in the notes thereto, prepared using generally accepted accounting principles, except for liabilities and obligations incurred in the Ordinary Course of Business since the Target Balance Sheet Date. Except as set forth in the Target Balance Sheet, Target is not obligated in any way to provide funds in connection with any guarantee of, or to assume, any debt, obligation or dividend of any other person, corporation, association, partnership, limited liability company, joint venture, trust or other entity. There exists no valid basis for the assertion of any other claims against it or any other liabilities of any nature or for any amount, except as may arise in connection with liabilities incurred in the ordinary course and liabilities not exceeding $10,000 in the aggregate.

                                                                    Exhibit 10.3


      3.12 Employee Matters.

            (a) Cash Compensation. The Target Disclosure Schedules contain a complete and accurate list of the names, titles and annual cash compensation as of January 1, 2005, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of Target, and the amounts paid to each independent contractor of Target, together with a description of the material terms of any such independent contractor's agreement or relationship with Target, during the last twelve months. In addition, the Target Disclosure Schedules contain a complete and accurate description of (i) all increases in Cash Compensation of employees of Target during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees and/or independent contractors of Target that have not yet been effected.

            (b) Compensation Plans. The Target Disclosure Schedules contain a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by Target or to which Target contributes on behalf of its employees. The Compensation Plans include, without limitation, all plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Target has provided or made available to Buyer a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by Target.

            (c) Employment Agreements. Except as set forth in the Target Disclosure Schedules, Target is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

            (d) Employee Policies and Procedures. The Target Disclosure Schedules contain a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of Target. Target has provided or made available to Buyer a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

            (e) Unwritten Amendments. No material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

                                                                    Exhibit 10.3


            (f) Labor Compliance. Target has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours. Target is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Target has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. There are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of Target, threatened against Target before any federal, state or local court, board, department, commission or agency (nor does any valid basis therefor exist) or (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Target (nor does any valid basis therefor exist).

            (g) Unions. Target has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of Target are represented by any union, labor organization or collective bargaining unit. None of the employees of Target has threatened to organize or join a union, labor organization or collective bargaining unit.

            (h) Aliens. All employees of Target are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

      3.13 Employee Benefit Plans.

            (a) Identification. The Target Disclosure Schedules contain a complete and accurate list of all employee benefit plans (within the meaning of
Section 3(3) of ERISA) sponsored by Target or to which Target contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof (the "Benefit Plans"). Target has provided or made available to Buyer copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans. In addition, Target has provided or made available to Buyer a written description of all existing practices engaged in by Target that constitute Benefit Plans. Subject to the requirements of the Internal Revenue Code and ERISA, each of the Benefit Plans can be terminated or amended at will by Target. No unwritten amendment exists with respect to any Benefit Plan.

            (b) Administration. Each Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect on Target. Target and the Stockholders have made all necessary filings, reports and disclosures with respect to all applicable Benefit Plans, except where failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect on Target.

                                                                    Exhibit 10.3


            (c) Examinations. Target has not received any notice that any Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

            (d) Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code or Sections 406 and 407 of ERISA) have occurred with respect to any Benefit Plan.

            (e) Claims and Litigation. No pending or threatened, claims, suits or other proceedings exist with respect to any Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

            (f) Qualification. Target does not sponsor any Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code and/or tax-exempt within the meaning of Section 501 (a) of the Internal Revenue Code.

            (g) Funding Status. Target does not sponsor any Benefit Plan, which is subject to the funding requirement of Section 412 of the Internal Revenue Code. Target is not a member of a controlled group within the meaning of Section 412(n)(6)(B) of the Internal Revenue Code (a "Controlled Group"). Target does not sponsor any Benefit Plan described in Section 501(c)(9) of the Internal Revenue Code.

            (h) Excise Taxes. Neither Target nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Benefit Plan under applicable provisions of the Code or ERISA.

            (i) Multiemployer Plans. Target is not and has never been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

            (j) Pension Benefit Guaranty Corporation. None of the Benefit Plans is subject to the requirements of Title IV of ERISA.

            (k) Retirees. Target has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section  4980B of the  Internal  Revenue  Code and  Sections  601 through 608 of
ERISA.

      3.14 Absence of Certain Changes. Since the Target Balance Sheet Date, Target has not:

            (a) suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of Target, a Stockholder or the Minority Stockholder;

            (b) contracted for the purchase of any capital asset having a cost in excess of $5,000 or made any single capital expenditure in excess of $5,000;

                                                                    Exhibit 10.3


            (c) incurred any indebtedness for borrowed money (other than short-term borrowing in the Ordinary Course of Business), or issued or sold any debt securities;

            (d) incurred or discharged any material liabilities or obligations except in the Ordinary Course of Business;

            (e) paid any amount on any indebtedness prior to the due date except in the Ordinary Course of Business, forgiven or canceled any claims or any debt in excess of $5,000, or released or waived any rights or claims except in the Ordinary Course of Business;

            (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the Ordinary Course of Business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

            (g)  suffered  any  damage or  destruction  to or loss of any assets
(whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

            (h) acquired or disposed of any assets having an aggregate value in excess of $5,000, except in the Ordinary Course of Business;

            (i) written up or written down the carrying value of any of its assets, other than accounts receivable in the Ordinary Course of Business;

            (j) changed the costing system or depreciation methods of accounting for its assets in any material respect;

            (k) lost or terminated any employee, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

            (l) increased the compensation of any director, officer, key employee or consultant;

            (m) increased the compensation of any employee (except for increases in the Ordinary Course of Business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $15,000;

            (n) made any payments to or loaned any money to any employee, officer, director or stockholder;

            (o)  formed  or  acquired  or  disposed  of  any   interest  in  any
corporation, partnership, joint venture or other entity;

            (p) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such capital stock, securities or rights;

                                                                    Exhibit 10.3


            (q) entered into any agreement providing for total payments by Target in excess of $5,000 in any 12 month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the Ordinary Course of Business;

            (r) entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

            (s) entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreements or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

            (t) declared or paid any dividend or distribution, employment bonus in excess of $50,000 or grants any other benefit or compensation to employees or stockholders out of the ordinary course of Target's business.

      3.15 Title; Leased Assets.

            (a) Real Property. Target does not own any interest (other than leasehold interests described in the Target Disclosure Schedules) in real property. The leased real property described in the Target Disclosure Schedules constitutes the only real property necessary for the conduct of Target's business.

            (b) Personal Property. Target has good, valid and marketable title to all the personal property owned by Target, all of which is reflected in the Financial Statements (collectively, the "Personal Property"). The Personal Property and any personal property leased by Target constitute the only personal property necessary for the conduct of Target's business. On the Closing Date, Target's interest in the Personal Property shall be free and clear of all security interests, liens, claims and encumbrances, other than statutory liens arising in the Ordinary Course of Business or other liens that do not materially detract from the value or interfere with the use of such properties or assets, and except as otherwise set forth in the Target Disclosure Schedules.

            (c) Aircraft. The Target Disclosure Schedules contain a complete and accurate list of all aircraft owned by the Target ("Aircraft"). The Aircraft are lawfully registered in the name of Target with the FAA, Target is the sole owner of the Aircraft and has good and marketable title thereto, and, as of the Closing Date, the Aircraft will be free and clear of any and all claims, liens, mortgages or encumbrances of any kind or character except as set forth in the Target Disclosure Schedules. Between the date of this Agreement and the Closing Date, Target will not grant or create any lien, mortgage or encumbrance upon any of the Aircraft or any part thereof.

            (d) Leases. The Target Disclosure Schedules set forth a list and brief description of (i) all leases of real property and (ii) leases of personal property involving rental payments within any 12 month period in excess of $5,000, in either case to which Target is a party, either as lessor or lessee. All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                                                                    Exhibit 10.3


      3.16 Commitments.

            (a) Commitments; Defaults. Any of the following to which Target is a party or is bound by, or which any of the shares of Target Capital Stock are subject to, or which the assets or the business of Target are bound by, whether or not in writing, are listed in the Target Disclosure Schedules (collectively "Commitments"):

                  (i) any partnership or joint venture agreement;

                  (ii)  any   guaranty   or   suretyship,   indemnification   or
contribution agreement or performance bond;

                  (iii) any debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                  (iv) any contract to purchase real property;

                  (v) any agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12 month period in excess of $5,000 and which is not terminable on 30 days' notice or without penalty;

                  (vi)  any  agreement   relating  to  any  material  matter  or
transaction in which an interest is held by a person or entity that is an Affiliate of Target, the Minority Stockholder or any Stockholder;

                  (vii) any agreement for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $5,000 individually or $25,000 in the aggregate;

                  (viii) any powers of attorney;

                  (ix) any contracts containing noncompetition covenants;

                  (x) any agreement providing for the purchase from a supplier of all or substantially all of the requirements of Target of a particular product or service; or

                  (xi) any other agreement or commitment not made in the Ordinary Course of Business or that is material to the business, operations, condition (financial or otherwise) or results of operations of Target.

      True, correct and complete copies of all written Commitments, and true, correct and complete written descriptions of all oral Commitments, have heretofore been delivered or made available to Buyer. There are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Target or, to Target's knowledge, any other party to a Commitment, and no penalties have been incurred nor are amendments pending with respect to the Commitments. The Commitments are in full force and effect and are valid and enforceable obligations of Target and, to Target's knowledge, the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to Target's knowledge, may be made by any party thereto (other than Target), nor has Target waived any rights thereunder.

                                                                    Exhibit 10.3


      3.17 No Cancellation or Termination of Commitment. Neither Target nor any Stockholder has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment; and neither Target nor any Stockholder currently contemplates, or has received notice that any other person currently contemplates, any amendment or change to any Commitment.

      3.18 Insurance. Target carries property, liability, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described in the Target Disclosure Schedules (collectively, the "Insurance Policies" and each individually, an "Insurance Policy"). The Insurance Policies are all of the insurance policies relating to the business of Target. All of the Insurance Policies are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Buyer. Neither Target nor any Stockholder has received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder and no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, or if there are, Target has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. The Target Disclosure Schedules set forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by Target during the immediately preceding five-year period.

      3.19 Intellectual Property.

            (a) The Target Disclosure Schedules contain a complete and accurate list of all of Target's Copyrights, Patents and Trademarks, each as defined herein, with the source or method of intellectual property protection utilized or relied upon by Target with respect to each such product set forth thereon. Target owns all right, title and interest in and to all Intellectual Property (as defined herein) owned by it, and holds valid licenses for all third-party owned Intellectual Property used by it, each as may be necessary for the conduct of the business of Target.

            (b) Target has not, as of and since the date upon which it acquired rights in or to any Intellectual Property, except in the Ordinary Course of Business in connection with the distribution of its products and sales to end users, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any such Intellectual Property to any third party, (ii) entered into any license, franchise or other agreement with respect to any such Intellectual Property with any third person, or (iii) otherwise encumbered any such Intellectual Property.

                                                                    Exhibit 10.3


            (c) The conduct of the business of Target as currently conducted does not, in any way conflict with, misappropriate or infringe on, any intellectual property right of any third party. There are no claims, suits, actions or proceedings pending or, to the knowledge of Target, threatened against Target (i) alleging that use or license by Target of any Intellectual Property conflicts or infringes in any way with any third party's intellectual property rights, (ii) challenging Target's ownership of or right to use any Intellectual Property owned or used by it, or (iii) challenging the validity of any of Target's Intellectual Property. To Target's knowledge, there are no conflicts, misappropriations, infringements or other violations by any third party of any of the Intellectual Property owned by, used by or licensed by or to Target.

            (d) Each Copyright, Patent and Trademark listed in the Target Disclosure Schedules is valid, subsisting and in proper form, and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions, and no Copyright, Patent or Trademark has lapsed, nor has there been any cancellation or abandonment by Target thereof. Target has taken all of the proper precautions to maintain the secrecy of its Intellectual Property that it considers to be Trade Secrets, and to protect its Trade Secrets from disclosure to the full extent required under applicable law, and there have been no failures in complying with such requirements.

            (e) Neither Target nor any other person has granted any release, covenant not to sue, or non-assertion assurance or entered into any indemnification or settlement agreement with any person with respect to any part of its Intellectual Property or any licenses associated with its Intellectual Property, except for indemnifications given in the Ordinary Course of Business, customary in the industry or industries in which Target conducts business.

      3.20 Taxes.

            (a) Filing of Tax Returns. Target has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of Target for the periods covered thereby. True and correct copies of such Tax Returns for the past five taxable years have heretofore been delivered to Buyer.

            (b) Payment of Taxes. Except for such items as Target may be disputing in good faith by proceedings in compliance with applicable law, each of which is described in Target Disclosure Schedules, (i) Target has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and (ii) Target is not delinquent in the payment of any tax, assessment or governmental charge.

            (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. Target has not received any notice that any tax deficiency or delinquency has been asserted against Target. There is no taxing authority audit of Target pending or, to Target's knowledge, threatened, and the results of any completed audits are properly reflected in the Financial Statements. Target has not violated any federal, state, local or foreign tax law, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                                                                    Exhibit 10.3


            (d) No Extension of Limitation Period. Target has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

            (e) Withholding Requirements Satisfied. All monies required to be withheld by Target and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

            (f) Tax Exempt Entity. None of the assets of Target are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Internal Revenue Code.

            (g) Collapsible Corporation. Target has not at any time consented, and the Stockholders will not permit Target to elect, to have the provisions of
Section 341(f)(2) of the Internal Revenue Code apply to it.

            (h) Personal Holding Company. Target is not or has not been a personal holding company within the meaning of Section 542 of the Internal Revenue Code.

      3.21 Compliance with Laws. Target has complied with all applicable laws, and regulations and has filed with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by Target of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. Target possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of Target's business as now conducted, all of which are listed (with expiration dates, if applicable) in the Target Disclosure Schedules. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 1996, Target has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

      3.22  Finder's  Fee.  Target  has  not  incurred  any  obligation  for any
finder's,   broker's  or  agent's  fee  in  connection  with  the   transactions
contemplated hereby.

      3.23 Litigation. There are no legal actions or administrative proceedings or investigations instituted or, threatened against Target, either affecting or that could affect the outstanding shares of Target Capital Stock, any of the assets of Target, or the operation, business, condition (financial or otherwise), or results of operations of Target which (i) if, successful, could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of Target, the Minority Stockholder or any Stockholder to effect the transactions contemplated hereby. Neither Target, the Minority Stockholder nor any Stockholder is (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to Target or to its business, assets, operations or employees or
(b) in default with respect to any such order, judgment, writ, injunction or decree. Target has no knowledge of any valid basis for any such action, proceeding or investigation. All claims made or, to Target's knowledge, threatened against Target in excess of its deductible are covered under its Insurance Policies.

                                                                    Exhibit 10.3


      3.24 Condition of Fixed Assets. All of the structures and equipment reflected in the Financial Statements and used by Target in its business are in good condition and repair, subject to normal wear and tear, and Target has no actual knowledge of any latent defects therein. Each of the Aircraft will be delivered in good working order and repair, equipped and in the condition as inspected, in an airworthy condition with a United States certificate of airworthiness, with all systems functioning in accordance with the manufacturer's specifications, free of corrosion or material damage history, and with all required maintenance, airworthiness directives, and mandatory service bulletins (or equivalent) completed to the Closing Date, without deferments or extensions. All Aircraft airworthiness discrepancies and mutually-agreed-to discrepancies shall have been corrected at Target's expense and reflected in the Financial Statements. Warranties and engine, airframe, and avionics maintenance programs (if any) shall be fully paid to the Closing Date. Each of the Aircraft has been maintained by Target according to all applicable FAA requirements and has a complete set of airframe and engine logbooks, each of which are complete and accurately reflect all work and maintenance performed on the Aircraft. Target is not aware of any fact or circumstance which would have an adverse effect on the airworthiness of any Aircraft.

      3.25 Distributions and Repurchases. No distribution, payment or dividend of any kind has been declared or paid by Target on any of the Target Capital Stock since the Target Balance Sheet Date. No repurchase of any Target Capital Stock has been approved, effected or is pending, or is contemplated by the Board of Directors of Target.

      3.26 Banking Relations. Set forth in the Target Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements or other banking relationships that Target has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      3.27 Ownership Interests of Interested Persons; Affiliations. No officer, supervisory employee or director of Target, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of Target or any organization that has a material contract or arrangement with Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Securities Exchange Act of 1934.

                                                                    Exhibit 10.3


      3.28 Investments in Competitors. Neither Target, any Stockholder, nor, to the best knowledge of Target and the Stockholders, the Minority Stockholder, owns directly or indirectly any interests or has any investment in any person that is a competitor of Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Exchange Act.

      3.29 Environmental Matters.

            (a) Neither Target nor any of its assets are currently in violation of, or subject to any existing, pending or, to Target's knowledge, threatened, investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws.

            (b) Except for its fueling activity with respect to Jet A and avgas fuel, all of which was conducted in full compliance of all Environmental Laws, Target has never generated, used, stored or handled any Hazardous Materials nor has it treated, stored, disposed of, spilled or released any Hazardous Materials at any site presently or formerly owned, leased, operated or used by Target or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facilities. No other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site presently or formerly owned, leased, operated or used by Target, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site. Target does not presently own or lease, nor has it previously owned or leased, any site on which underground storage tanks are or were located. No lien has been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased or used by Target in connection with the presence of any Hazardous Materials.

            (c) Target has no material liability under nor has it ever violated any Environmental Laws, a violation of which may have a Material Adverse Effect on its business, with respect to any property owned, operated, leased, or used by Target and any facilities and operations thereon. In addition, any property owned, operated, leased, or used by Target, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws. Target has not entered into or been subject to any consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or any enforcement of any Environmental Law; and Target has no reason to believe that any of the above will be forthcoming.

            (d) Target has provided to Buyer copies of all material documents, records, and information available to Target concerning any environmental or health and safety matter relevant to Target, whether generated by Target, Stockholders or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, or other authorizations issued by any environmental agency. Target has not entered into any negotiations or agreements with any Person relating to any remedial action or Hazardous Materials or Environmental Laws-related claim.

                                                                    Exhibit 10.3


            (e)  Target  has  obtained  all  permits   necessary   for  Target's
operation, and all such permits are in good standing, and Target is in compliance with all terms and conditions of such permits. All premises involved in Target's business will, as of both the Effective Date and the Closing Date pass all inspections necessary to conduct Target's business as currently conducted and as foreseeably to be conducted. All permits are in full force and effect and are not and have not been subject to any default or enforcement action by the applicable issuing authority.

      3.30 Certain Payments. Neither Target nor any director, officer or employee of Target acting for or on behalf of Target, has paid or caused to be paid, directly or indirectly, in connection with the business of Target:

            (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

            (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

      3.31 Material Contracts. The Target Disclosure Schedules contain a complete and accurate list of any and all contracts that have been entered into by Target and are executory as of the date of this Agreement. Target further represents and warrants that a true and correct copy of each such contract has been provided to Buyer.

      3.32 Full Disclosure. No representation or warranty made by Target or the Stockholders in this Agreement or any Schedule or Exhibit hereto and no statement or certificate or memorandum furnished or to be furnished by Target or the Stockholders pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each Stockholder, severally and not jointly, as to himself only, represents and warrants to Buyer that the following, except as set forth in the Target Disclosure Schedules and only insofar as they relate to such Stockholder (referred to in this ARTICLE 4 as "the Stockholder") and not to any other Stockholders, are true and correct as of the date hereof and agrees as follows:

      4.1 Validity; Stockholder Capacity. This Agreement and each other agreement contemplated hereby or thereby have been or will be as of the Closing Date duly executed and delivered by the Stockholder and constitute or will constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Stockholder has legal capacity to enter into and perform this Agreement and his Stockholder Employment Agreement, if applicable.

                                                                    Exhibit 10.3


      4.2 No Violation. Neither the execution, delivery or performance of this Agreement, the Stockholder Employment Agreement, if applicable, or the other agreements of the Stockholder contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Stockholder is bound or to which any of his shares of Target Capital Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his shares of Target Capital Stock; or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, by which he or his shares of Target Capital Stock are bound.

      4.3 Personal Holding Company; Control of Related Businesses. The Stockholder does not own his shares of Target Capital Stock, directly or indirectly, beneficially or of record, through a personal holding company. The Stockholder does not control another business that is in the same or similar line of business as Target or that has or is engaged in transactions with Target except transactions in the Ordinary Course of Business.

      4.4 Governmental Authorities; Third Party Consents. The Stockholder is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by him of this Agreement or the consummation by him of the transactions contemplated hereby or thereby, and no approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Stockholder in connection with his execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby.

      4.5 Certain Payments. The Stockholder has not paid or caused to be paid, directly or indirectly, in connection with the business of Target:

            (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

            (b) any contribution to any political party or candidate (other than from personal funds not reimbursed by Target or as otherwise permitted by applicable law).

      4.6 Finder's Fee. The  Stockholder has not incurred any obligation for any
finder's,   broker's  or  agent's  fee  in  connection  with  the   transactions
contemplated hereby.

      4.7 Ownership of Interested Persons; Affiliations. Neither the Stockholder nor his or her spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of Target or any organization that has a material contract or arrangement with Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Exchange Act.

                                                                    Exhibit 10.3


      4.8 Investments in Competitors. The Stockholder does not own directly or indirectly any interests or have any investment in any person that is a competitor of Target, except as a holder of less than 1% of the outstanding shares of any entity with securities listed on any national securities exchange or which have been registered under Section 12(g) of the Exchange Act.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Target and to Stockholders and their heirs, successors and assigns, that, except as may be set forth in the Buyer Disclosure Schedules, the following are true and correct as of the date hereof:

      5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and is duly authorized to carry on the business presently conducted by it.

      5.2 Corporate Power and Authorization. The Board of Directors of Buyer, by resolution adopted by a vote of the directors at a meeting duly called and held in accordance with applicable law, has duly approved this Agreement, all in accordance with and as required by law and in accordance with the Articles of Incorporation and Bylaws of Buyer. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      5.3 No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Code of Regulations of Buyer, (b) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, right of first refusal, non-competition agreement or other instrument under which Buyer is bound or to which any of the assets of Buyer are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of Buyer or (c) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

      5.4 Governmental Authorities; Third Party Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby or thereby, and no approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby.

                                                                    Exhibit 10.3


      5.5 Disclosure. No representation or warranty made by Buyer in this Agreement or exhibit hereto and no statement or certificate or memorandum furnished or to be furnished by Buyer pursuant hereto or in connection with the transactions covered hereby contains or will contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 6
                    COVENANTS OF TARGET AND THE STOCKHOLDERS

      Target and the Stockholders, jointly and severally, agree that between the date hereof and the Closing Date or any earlier termination of this Agreement (with respect to Target's covenants, the Stockholders agree to use their best efforts to cause Target to perform):

      6.1 Consummation of Agreement. Target and the Stockholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require Target or a Stockholder to make any expenditures or incur any liabilities that are not expressly set forth in this Agreement or otherwise contemplated herein.

      6.2 Exercise of Minority Option. The Stockholders shall exercise the Minority Option on or before the Closing Date, following (i) Buyer's board of directors shall have adopted resolutions authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; (ii) Buyer's completion of the customary due diligence review of all books, records, properties, and personnel of Target and any other information provided pursuant to Section 6.4, and written notification to the Company and Stockholders that there exist no facts or circumstances as of such completion date which would have or result in a Material Adverse Effect on Target. Notwithstanding such notice, Buyer retains all rights to re-examine all books, records, properties, and personnel of Target and any other information provided pursuant to Section 6.4 between the date of such notice and prior to the Closing Date and, if applicable, to provide written notification to the Company and Stockholders that there exist facts or circumstances as of the Closing Date which would have or result in a Material Adverse Effect on Target. On or before the Closing Date, the Stockholders shall pay all amounts due to Minority Stockholder and fully perform all required obligations under the Minority Option and such performance shall not conflict with, or result in a violation or breach of any of the terms, conditions or provisions of, or constitute a default under, the Minority Option, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Minority Shares. On or before the Closing Date, concurrently with the exercise of the Minority Option, the Stockholders shall cause the Minority Stockholder to execute the Release.

      6.3 Business Operations. Target shall operate its business in the ordinary course. Target and the Stockholders shall use their best efforts to preserve the business of Target intact. Neither Target nor any Stockholder shall take any action that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Target. Target shall use its best efforts to preserve intact its relationships with customers, suppliers, employees and others having significant business relations with it, unless doing so would impair its goodwill or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Target. Target shall collect its receivables, enter into customer agreements and pay its trade payables in the Ordinary Course of Business consistent with past practice.

                                                                    Exhibit 10.3


      6.4 Due Diligence Access. Target and the Stockholders shall, at reasonable times during normal business hours and on reasonable notice, permit Buyer and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of Target, including its employees and, in cooperation with Target, Target's customers and suppliers, and permit Buyer and its authorized representatives to inspect and, at Buyer's sole cost and expense, make copies of all documents, records and information with respect to the affairs of Target as Buyer and its representatives may request, all for the purpose of permitting Buyer to conduct a customary due diligence investigation on, and otherwise become familiar with, the business and assets and liabilities of Target.

      6.5 Notification of Certain Matters. Target and the Stockholders shall promptly inform Buyer in writing of (a) any notice of or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Target or any Stockholder subsequent to the date of this Agreement and prior to the Closing Date under any Commitment which could reasonably be expected to result in a Material Adverse Effect on Target;
(b) any notice, claim, communication or event with the Minority Stockholder that, is or with notice or lapse of time or both, would cause a default of any of the agreements, warranties, covenants or obligations under this Agreement; or
(c) the occurrence of any other event which could reasonably be expected to result in a Material Adverse Effect on Target.

      6.6 Approvals of Third Parties. Target and the Stockholders shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including, without limitation, all necessary approvals and consents required under any real property and personal property leases.

      6.7 Employee Matters. Target shall not, without the prior written approval of Buyer:

            (a) increase the Cash Compensation of any Stockholder or other employee of Target (other than in the Ordinary Course of Business, consistent with past practice and following written notice to Buyer);

            (b) adopt,  amend or terminate  any  Compensation  Plan;

            (c) adopt, amend or terminate any Employment Agreement;

            (d) adopt, amend or terminate any Employee Policies and Procedures;

            (e) adopt, amend or terminate any Employee Benefit Plan;

                                                                    Exhibit 10.3


            (f) take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

            (g) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

            (h) fail to file any return or report with respect to any Employee Benefit Plan;

            (i) institute, settle or dismiss any employment litigation except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Target;

            (j) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

            (k) take or fail to take any action with respect to any past or present employee of Target that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Target.

      6.8 Contracts. Except with Buyer's prior written consent, Target shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale that is material to Target's business except in the Ordinary Course of Business, nor will it waive any material right or cancel any material contract, debt or claim.

      6.9 Capital Assets; Payments of Liabilities. Target shall not, without the prior written approval of Buyer, (a) acquire or dispose of any capital asset having a fair market value of $5,000 or more, or acquire or dispose of any capital asset outside of the Ordinary Course of Business, (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected on the Target Balance Sheet or (ii) current liabilities and obligations incurred in the usual and Ordinary Course of Business since the Target Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred, or (c) dispose of any fixed asset.

      6.10 Mortgages, Liens and Guaranties. Target shall not, without the prior written approval of Buyer, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the Ordinary Course of Business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the Ordinary Course of Business, or make any capital contribution or investment in any person.

      6.11 Acquisition Proposals. Target and the Stockholders agree (a) that from and after the date of this Agreement, no Stockholder nor Target, nor any of its officers, directors and agents shall, and the Stockholders and Target shall direct and use their best efforts to cause Target's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Target (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
(b) that the Stockholders and Target will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken herein; and (c) that the Stockholders and Target will notify Buyer immediately if any Acquisition
Proposed is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Target or the Stockholders.

                                                                    Exhibit 10.3


      6.12 Distributions and Repurchases. No distribution, payment or dividend of any kind will be declared or paid by Target on or in connection with Target Capital Stock, nor will any repurchase of Target Capital Stock be approved or effected, except as may be necessary to provide funds for the Stockholders to make payments of estimated taxes, consistent with past practices.

      6.13 Tax Files. Target shall maintain and make available to Buyer all of its files, working papers and tax returns of Target for the last five years.

      6.14 Termination of Employees. At or prior to the Closing Date, Target shall terminate the employment of any Target employee identified by Buyer not less than three days prior to the Closing Date as an employee not to be retained by Buyer after the Closing Date. Such termination shall comply in all respects with applicable law, and shall be in accordance with the reasonable instructions of Buyer as to the method, timing and terms or conditions of such termination.

                                   ARTICLE 7
                               COVENANTS OF BUYER

      Buyer agrees that between the date hereof and the Closing:

      7.1 Consummation of Agreement. Buyer shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require Buyer to make any expenditures or incur any liabilities that are not expressly set forth in this Agreement or otherwise contemplated herein.

      7.2 Notification of Certain Matters. Buyer shall promptly inform Target and the Stockholders in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Buyer subsequent to the date of this Agreement and prior to the Closing Date under any commitment or agreement of Buyer which could reasonably be expected to result in a Material Adverse Effect on Buyer; or (b) the occurrence of any other event which could reasonably be expected to result in a Material Adverse Effect on Buyer.

                                                                    Exhibit 10.3


      7.3 Approvals of Third Parties. Buyer shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

                                   ARTICLE 8
                          CONDITIONS PRECEDENT OF BUYER

      Except as may be waived in writing by Buyer, the obligations of Buyer hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      8.1 Representations and Warranties. The representations and warranties of Target and the Stockholders contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

      8.2 Covenants. Target and the Stockholders shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Target or the Stockholders prior to the Closing Date.

      8.3 Exercise of Minority Option and Execution of Release by Minority Stockholder. The Minority Option shall have been exercised in a manner satisfactory to Buyer and as required by this Agreement and the Stockholders shall, following such exercise, own all of the Target Capital Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies as required herein. The Minority Stockholder shall have executed the Release in a manner satisfactory to Buyer and as required herein.

      8.4 Legal Opinion. Counsel to Target and the Stockholders shall have delivered to Buyer their opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect set forth in Exhibit 8.4.

      8.5 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      8.6 No Material Adverse Change. No material adverse change in the condition (financial, employment related or otherwise), operations, assets, liabilities or business of Target shall have occurred since the Target Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of Target or the Stockholders. The Minority Stockholder shall not have taken any actions that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on Target.

      8.7 Completion of Due Diligence. Buyer shall have had the opportunity to conduct, and shall have completed, a customary due diligence review of all books, records, properties, and personnel of Target and any other information provided pursuant to Section 6.4, and shall have determined that there exist no facts or circumstances as of the Closing Date which would have or result in a Material Adverse Effect on Target.

                                                                    Exhibit 10.3


      8.8   Government   Approvals  and  Required   Consents.   Target  and  the
Stockholders shall have obtained all necessary government and other third party approvals and consents.

      8.9 Closing Deliveries. Buyer shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Buyer, referred to in Section 10.1.

      8.10 Key Relationships. Any contracts, agreements or other understandings with those suppliers, vendors and customers identified by Buyer in writing not less than ten days prior to the Closing Date as material to Buyer's intended conduct of Target's business after the Closing Date shall remain in full force and effect as of the Closing Date, and Buyer shall be reasonably satisfied that prospects for the continued performance after the Closing Date by such suppliers, vendors and customers in connection with their respective relationship with Target shall not be materially disrupted when viewed as a whole.

      8.11 Target Options. All outstanding Target Options shall have been either exercised or otherwise terminated or cancelled in a manner satisfactory to Buyer, and in the case of Target Options which are so exercised, the recipients of Target Capital Stock as a result of such exercises shall have become signatories to this Agreement.

                                   ARTICLE 9
               CONDITIONS PRECEDENT OF TARGET AND THE STOCKHOLDERS

      Except as may be waived in writing by Target and the Stockholders, the obligations of Target and the Stockholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions: 9.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

      9.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

      9.3 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      9.4 Government Approvals and Required Consents. Buyer shall have obtained all necessary government and other third party approvals and consents.

      9.5 Closing Deliveries. Target shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Target, referred to in Section 10.2.

                                                                    Exhibit 10.3


                                   ARTICLE 10
                               CLOSING DELIVERIES

      10.1 Deliveries of Target and the Stockholders. At or prior to the Closing Date, Target and the Stockholders shall deliver to Buyer, the following, all of which shall be in a form satisfactory to Buyer and its counsel:

            (a) a certificate of the President or any Vice President of Target, and the Stockholders, dated the Closing Date, as to the truth and correctness in all material respects of the representations and warranties of Target and the Stockholders contained herein on and as of the Closing Date;

            (b) a certificate of the President or any Vice President of Target, and the Stockholders, dated the Closing Date, (i) as to the performance of and compliance in all material respects by Target and the Stockholders with all covenants contained herein on and as of the Closing Date, and (ii) certifying that all conditions precedent of Target and the Stockholders to the Closing have been satisfied;

            (c) Target's minute books, stock transfer records, corporate seal and other materials related to Target's corporate administration;

            (d) a copy of the Articles of Incorporation of Target as amended to date, certified by the Pennsylvania Secretary of State, and a Certificate of Good Standing of Target from the Pennsylvania Secretary of State and the Secretary of State of each jurisdiction in which Target is qualified evidencing the good standing of Target in such jurisdiction;

            (e) a copy of each of (i) the text of the resolutions adopted by the board of directors of Target authorizing the execution, delivery and performance of this Agreement, and (ii) the bylaws of Target; along with certificates executed on behalf of Target by its corporate secretary certifying to Buyer that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded; and

            (f) incumbency certificates executed on behalf of Target by its corporate secretary certifying the signature and office of each officer executing this Agreement;

            (g) an opinion of Robert Browning, counsel to Target and the Stockholders, dated as of the Closing Date, pursuant to Section 8.4;

            (h) the Affidavit of Lost Share Certificate and an Assignment Separate from Certificate for the Minority Shares executed by the Minority Stockholder;

            (i) the Release executed by the Minority Stockholder and each of the Stockholders;

            (j) all necessary authorizations, consents, approvals, permits and licenses;

                                                                    Exhibit 10.3


            (k) the resignations of the directors and officers of Target as requested by Buyer;

            (l) an employment agreement with Paczewski, in the form attached hereto as Exhibit 10.1(l) (the "Stockholder Employment Agreement"), executed by such employee;

            (m) noncompetition agreements with the Stockholders in substantially the form attached hereto as Exhibit 10.1(m) (the "Noncompetition Agreements") executed by such individuals;

            (n) written definitive invoices from any and all third parties providing any professional services, including legal, accounting or advisory services, for any and all fees incurred by Target in connection with the transactions contemplated hereby; and

            (o) such other instrument or instruments of transfer prepared by Buyer as shall be necessary or appropriate, as Buyer or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

      10.2 Deliveries of Buyer. At or prior to the Closing Date, Buyer shall deliver to Target and the Stockholders, the following, all of which shall be in a form satisfactory to Target and the Stockholders and their counsel;

            (a) certificate of an authorized representative of Buyer dated the Closing Date as to the truth and correctness in all material respects of the representations and warranties of Buyer contained herein on and as of the Closing Date;

            (b) a certificate of an authorized representative of Buyer dated the Closing Date, (i) as to the performance and compliance by Buyer with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Buyer to the Closing have been satisfied;

            (c) a copy of the Articles of Incorporation of Buyer, as amended to date, certified by the Secretary of Pennsylvania Secretary of State, and a Certificate of Good Standing of Buyer from the Pennsylvania Secretary of State evidencing the good standing of Buyer;

            (d) a copy of each of (i) the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, and (ii) the code of regulations of Buyer; along with certificates executed on behalf of Buyer by its corporate secretary certifying to Target that such copies are true, correct and complete copies of such resolutions and codes of regulations were duly adopted and have not been amended or rescinded; and

            (e) incumbency certificates executed on behalf of Buyer by its corporate secretary certifying the signature and office of each officer executing this Agreement;

            (f) the executed Stockholder Employment Agreement;

                                                                    Exhibit 10.3


            (g) the executed Noncompetition Agreements;

            (h) an executed promissory note to each of the Stockholders, each in the form attached hereto as Exhibit 10.2(h) and each in the amount of Two Hundred Fifty Thousand Dollars ($250,000), payable in five annual payments of Fifty Thousand Dollars ($50,000) on each anniversary of the Closing (collectively the "Promissory Notes");

            (i) the executed security  agreements in the form attached hereto as
Exhibit 10.2(i) ("Security Agreements");

            (j) a guaranty of the Promissory Notes in the form attached hereto as Exhibit 10.2(j) executed by Buyer's parent company, FBO Air, Inc., a Nevada corporation and by Target (each a "Guaranty");

            (k) such other instrument or instruments of transfer, prepared by Target or the Stockholders as shall be necessary or appropriate, as Target, the Stockholders or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE 11
                              POST CLOSING MATTERS

      11.1 Further Instruments of Transfer. Following the Closing, at the request of Buyer and at Buyer's sole cost and expense, the Stockholders and Target shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

      11.2 Employee Matters.

            (a) Subject to the following agreements, after the Closing Date Buyer shall have the right to continue, amend or terminate any or all of the Benefit Plans (as defined in Section 3.13) in accordance with the terms thereof and subject to any limitation arising under applicable law. Until Buyer shall take such action, however, such Benefit Plans shall continue in force for the benefit of present and former employees of Target who have any present or future entitlement to benefits under any of the Benefit Plans ("Target Employees").

            (b) Buyer will honor the obligations of Target with respect to vested rights under Benefit Plans and agreements of Target relating to Target Employees in accordance with the terms of such vested rights and subject to the provisions of Section 3.13.

            (c) Buyer will credit all employees of Target with all service with Target for purposes of eligibility to participate, eligibility for benefits, calculation of benefits and vesting under any of Buyer's existing or future employee benefit plans, programs or arrangements under which the right to or the amount of benefits is based on service of such employees.

            (d) This Section 11.2 is an agreement solely between Target and Buyer. Nothing in this Section 11.2 whether express or implied, confers upon any employee of Target or Buyer or any other person, any rights or remedies, including, but not limited to: (i) any right to employment or recall, (ii) any right to continued employment for any specified period, or (iii) any right to claim any particular compensation, benefit or aggregate of benefits, of any kind or nature whatsoever, as a result of this Section 11.2.

                                                                    Exhibit 10.3


      11.3 Professional Fees and Expenses of Target. Immediately after the Closing, Buyer shall pay all invoices provided by Target pursuant to Section 10.1(n). The aggregate amount indicated on such invoices shall be the amount by which the Purchase Price shall be reduced in accordance with Section 2.1. Any fees not indicated on such invoices shall remain the sole responsibility of the Stockholders, and to the extent incurred by Buyer notwithstanding this Section 11.3, Buyer may seek reimbursement thereof from the Stockholders.

                                   ARTICLE 12
                                 INDEMNIFICATION

      12.1 Indemnification Obligation of the Stockholders. In the event Buyer incurs any expenses, losses, damages, liabilities, deficiencies or costs resulting from any misrepresentation or breach by Target or the Stockholders of any representation, warranty or covenant made by Target or the Stockholders in this Agreement, the Stockholders shall jointly and severally indemnify and hold Buyer harmless against such expenses, losses, damages, deficiencies, and/or costs. Stockholders shall have exclusive control over the settlement or defense of such claims or actions, except that Buyer may appear in the action, at their own expense, if such parties reasonably determine that an actual conflict of interest would exist by Stockholders representation of Buyer and Stockholders in such action. In the event Stockholders fail to promptly indemnify and defend such claims and/or pay Buyer's expenses, as provided above, Buyer shall have the right to defend itself, and in that case, Stockholders shall jointly and severally reimburse Buyer for all of its costs and damages incurred in settling or defending such claims within thirty (30) days of each of such parties' written requests. Buyer shall have the right to set-off all obligations of Stockholders incurred pursuant to this Section 12.1 against any debt or other monetary obligation owed to Stockholders, including, but not limited to, amounts owed under the Promissory Notes.

      12.2 Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE 13
                                   TERMINATION

      13.1 Termination. This Agreement may be terminated:

            (a) at any time prior to the Closing Date by mutual agreement of all parties;

            (b) at any time prior to the Closing Date by Buyer if any representation or warranty of Target or the Stockholders contained in this Agreement or in any certificate or other document executed and delivered by Target or the Stockholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if Target or the Stockholders fail to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

                                                                    Exhibit 10.3


            (c) at any time prior to the Closing Date by Target if any representation or warranty of Buyer contained in this Agreement or in any certificate or other document executed and delivered by Buyer pursuant to this Agreement is or becomes untrue in any material respect or if Buyer fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 20 days after receipt of written notice thereof;

            (d) by Buyer or Target if the Closing has not occurred by March 31, 2005 unless such date is extended in writing by the parties hereto.

      13.2 Effect of Termination. In the event this Agreement is terminated pursuant to Sections 13.1(b) or 13.1(c), any party not then in material breach of this Agreement shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under Sections 13.1(a) or 13.1(d) above, the parties hereto shall stand fully released and discharged of any and all obligations under this Agreement. In addition, in the event that this Agreement is terminated pursuant to Sections 13.1(a), 13.1(b) or 13.1(d), the Stockholders shall pay to Buyer the amount of Ten Thousand Dollars ($10,000) previously paid by Buyer under the Agreement for Sale of Capital Stock. Notwithstanding any provision in this Agreement to the contrary, the obligations of the parties under Articles ARTICLE 12 and ARTICLE 13 and Section 15.16 shall survive termination of this Agreement for any reason.

                                   ARTICLE 14
                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 Nondisclosure. The Stockholders, Target and Buyer recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain Confidential Information (in such capacity, the "Receiving Party") of one or more other parties (in such capacity, the "Disclosing Party") that is valuable, special and unique assets of the Disclosing Party or its businesses. Each Receiving Party agrees that it will keep all Confidential Information it receives from a Disclosing Party confidential and will not permit any of its directors, officers employees, agents and representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, "Advisors") to, without in each case the prior written consent of the Disclosing Party, disclose the Confidential Information in any manner whatsoever, in whole or in part. Each Receiving party further agrees that all Confidential Information which it receives from any Disclosing Party will not be used by the Receiving Party or its Advisors directly or indirectly for any purpose other than evaluating the transactions contemplated by this Agreement and agrees to transmit the
Confidential Information only to those Advisors who need to know the Confidential Information for the purpose of evaluating such transactions, who are informed by the Receiving Party of the confidential nature of the Confidential Information and who are provided with a copy of, and agree to be bound by, the provisions of this ARTICLE 14. The Receiving Party shall be responsible for any breach of the provisions of this ARTICLE 14 by any of its Advisors, and will indemnify and hold harmless the Disclosing Party for any losses, damages, charges, fees or expenses, including reasonable attorney's fees arising out of or resulting from such breach.

                                                                    Exhibit 10.3


      This  provision   shall  survive   closing  and  following   closing  each
Stockholder shall be considered a Receiving Party with respect to both Target and Buyer Confidential Information.

      14.2 Control of Confidential Information. Each Receiving Party shall keep a record of each location of any written Confidential Information. Upon any termination of this Agreement, all written Confidential Information and any copies thereof will be returned by the Receiving Party to the Disclosing Party or, at the option of the Disclosing Party, destroyed immediately at the Disclosing Party's request.

      14.3 Limitations. The provisions of this ARTICLE 14 shall be inoperative as to such portions of the Confidential Information which (i) are or become generally available to the public other than as a result of a disclosure by the Receiving Party or any of its Advisors; (ii) become available to the Receiving Party on a nonconfidential basis from a source (other than the Disclosing Party or one of its Advisors) which has represented to the Receiving Party that such source is entitled to disclose it; or (iii) were known to the Receiving Party on a nonconfidential basis prior to its disclosure to the Receiving Party by the Disclosing Party or one of its Advisors; or (iv) is independently developed by the Receiving Party without misappropriating Confidential Information of the Disclosing Party.

      14.4 Legal Obligations. In the event that a Receiving Party or anyone to whom a Receiving Party transmits the Confidential Information is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Confidential Information, or if a Receiving Party determines in its good faith judgment that disclosure of Confidential Information is required by federal securities laws or the rules of the National Association of Securities Dealers, the Receiving Party will provide the Disclosing Party with prompt written notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this ARTICLE 14, and the Receiving Party will cooperate with the Disclosing Party in any effort the Disclosing Party undertakes to obtain a protective order or other remedy. In the event that such a protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this ARTICLE 14, the Receiving Party will furnish only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

      14.5 Remedies. Each Receiving Party agrees that a Disclosing Party shall be entitled to equitable relief, including temporary restraining orders, injunctions and specific performance, in the event of any breach of the provisions of this ARTICLE 14. Such remedies shall not be deemed to be the exclusive remedies for a breach of this ARTICLE 14 by a Receiving

                                   ARTICLE 15
                                  MISCELLANEOUS

      15.1 Entire Agreement; Governing Law.

            (a) The provisions of this Agreement contain the entire agreement between the parties relating to the subject matter hereof. This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by the parties. This Agreement supercedes the Agreement for Sale of Capital Stock in its entirety.

                                                                    Exhibit 10.3


            (b) This Agreement will be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles.

            (c) All parties irrevocably submit to the jurisdiction of the state and federal courts located in Luzerne County, Pennsylvania for any action or proceeding regarding this Agreement, and all parties waive any right to object to the jurisdiction or venue of the courts in Luzerne County, Pennsylvania.

      15.2 Binding Nature. This Agreement shall be binding on the heirs, successors, subsidiaries and permitted assigns of the parties hereto.

      15.3 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Buyer to a wholly owned subsidiary of Buyer; provided that any such assignment shall not relieve Buyer of its obligations hereunder.

      15.4 Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      15.5 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing Date and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Target, the Stockholders or Buyer pursuant to this Agreement shall be deemed to have been representations and warranties by Target, the Stockholders, or Buyer, as applicable, and, notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive closing and shall not be limited by a term of years.

      15.6 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

      15.7 Notices and Reports. All notices and reports required or permitted pursuant to this Agreement shall be in writing and delivered by (i) Federal Express or United Parcel Service ("Express Carrier"), each postage pre-paid and sent via overnight delivery (or if overnight delivery is not available, then the soonest delivery offered by such carrier); or (ii) confirmed fax message followed by delivery by Express Carrier of a copy of the notice. All such notices shall be addressed to Buyer or Stockholders at their addresses and fax numbers as listed herein or to such other address as either party may from time to time advise in writing in accordance with this section.

                                                                    Exhibit 10.3


If to Target or Stockholders:               With a copy to:

---------------------------------           --------------------------------
---------------------------------           --------------------------------
---------------------------------           --------------------------------

If to Buyer:                                With a copy to:

Ronald J. Ricciardi, President              Eli Mansour, Esq.
F B O Air - Wilkes-Barre, Inc.              Luce Forward Hamilton & Scripps, LLP
9087 East Charter Oak                       11988 El Camino Real, #200
Scottsdale, Arizona 85260                   San Diego, California 92130

      All notices required or permitted under this Agreement which are addressed as provided in this section, if delivered by facsimile, shall be effective upon transmission provided a confirmation copy is sent by Express Carrier and upon confirmed delivery if sent by Express Carrier. All notices and reports shall be written in English.

      15.8 Waiver. The waiver by either party or the failure by either party to claim a breach or default of any provision of this Agreement shall not constitute a waiver of any subsequent breach or default. Nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      15.9 Unenforceable Provision. If any provision of this Agreement violates or is unenforceable under any applicable law of any jurisdiction in which activities hereunder are performed, that provision shall be deemed void and the remaining provisions shall remain in full force and effect. In lieu of such void provision, there shall automatically be added a substitute valid provision as near to the intent and purpose of the void provision as is possible.

      15.10 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

      15.11 Interpretation. The language in this Agreement shall in all cases be construed as a whole and in accordance with its fair meaning. This Agreement shall not be construed for or against either party as a result of the initial preparation or drafting by a party of any provision hereof.

      15.12 Headings; Exhibits. The headings of the sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. All Exhibits to this Agreement are hereby incorporated herein. All capitalized defined terms used in the Exhibits but not defined in the Exhibits shall have the meanings defined in this Agreement.

      15.13 Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, that either party drafted this Agreement.

      15.14 Representation. Stockholders warrants and represents that in executing this Agreement, they have been advised by Buyer to, and have had the opportunity to, rely upon legal advice from the attorney of their choice, that the terms of this Agreement and its consequences have been completely read by Stockholders, and that Stockholders fully understand the terms of this Agreement.

                                                                    Exhibit 10.3


      15.15 Further Assurances. All parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

      15.16 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) incurred in connection with the transactions contemplated herein.

                                                                    Exhibit 10.3


IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Tech Aviation Service, Inc.                 FBO Air - Wilkes-Barre, Inc.

By:                                         By:
   ------------------------------              -----------------------------

Name:                                       Name:  Ron Ricciardi
     ----------------------------                ---------------------------

Title:                                      Title: President
      ---------------------------                  -------------------------

---------------------------------           --------------------------------
Ronald D. Ertley                            Frank E. Paczewski